Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Polydex Pharmaceuticals Limited (the “Company”) for the quarterly period ended July 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, George G. Usher, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  the report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By	/s/ George G. Usher
George G. Usher,
Chief Executive Officer
September 11, 2003